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                                                                       EXHIBIT 5



[BROWN RUDNICK FREED & GESMER LETTERHEAD]





                                  July 31, 1996




American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA  01821

         Re:   American Science and Engineering, Inc.
               Registration Statement on Form S-8

Gentlemen:

         We are counsel for American Science and Engineering, Inc., a Massachusetts corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 300,000 shares of the Company's Common Stock, $.66 2/3 par value (the "Shares"). The Shares are issuable pursuant to the Company's 1996 Stock Plan for Non-Employee Directors (the "1996 Plan"). This opinion letter, together with Schedule A attached hereto (the "Opinion Letter"), is being rendered in connection with the filing of the Registration Statement.

         In connection with this Opinion Letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. a certificate from the Secretary of State of the Commonwealth Massachusetts dated July 26, 1996 as to the legal existence and good standing of the Company;

         2. a copy of the Restated Articles of Organization of the Company, as amended to date, and a certificate of the Clerk that there have been no further amendments thereto;

         3. a copy of the By-laws of the Company, as amended to date, certified by the Clerk of the Company as presently being in effect;

         4. votes of the Board of Directors of the Company relating to the approval of the 1996 Plan, certified by the Clerk of the Company;


A Partnership of
Professional Corporations


ONE FINANCIAL CENTER
BOSTON, MASSACHUSETTS 02111
617-856-8200
FAX: 617-856-8201


Hartford/Providence

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American Science and Engineering, Inc.
July 31, 1996
Page 2


         5. the 1996 Plan;

         6. a letter from the Company's transfer agent as to the issued and outstanding shares of the Company as of July 25, 1996; and

         7. the Registration Statement.

         We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

         In addition, this Firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with the preparation of the Registration Statement, nothing has come to our attention which causes us to believe that reliance upon any of these assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions. The Enumerated Party referred to in Schedule A is the Company.

         We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         With your concurrence, our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with those of our attorneys who have devoted substantive attention to the preparation of the Registration Statement and (3) such review of published sources of law as we have deemed necessary.

         Our opinions contained herein are limited to the laws of the Commonwealth of Massachusetts and the Federal law of the United States of America.

         We express no legal opinion upon any matter other than those explicitly addressed below, and our express opinion therein contained shall not be interpreted to be an implied opinion upon any other matter.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and will be validly issued, fully paid, and non-assessable, when issued in accordance with the terms and conditions of the 1996 Plan.

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American Science and Engineering, Inc.
July 31, 1996
Page 3

         We hereby consent to the reference to this Firm in the Registration Statement and to the filing of this opinion as Exhibit (5) to the Registration Statement.

                                        Very truly yours,

                                        BROWN, RUDNICK, FREED & GESMER

                                        By:  Brown, Rudnick, Freed &
                                             Gesmer, P.C., a Partner


                                         By: /s/ Steven R. London
                                             ---------------------------
                                             Steven R. London, a Member
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                                   SCHEDULE A

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS

         In rendering legal opinions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:

1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents.

2. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

3. All official public records are accurate, complete and properly indexed and filed.

4. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

5. The conduct of the parties to the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

6. The Enumerated Party will obtain all permits and governmental approvals required in the future and take all actions similarly required relevant to its performance of its obligations under the Documents.

7. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

8. There are no agreements or understandings among the parties to or bound by the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.